 Exhibit (a)(1)(v)
Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
INTERCEPT PHARMACEUTICALS, INC.
at
$19.00 Net per Share
Pursuant to the Offer to Purchase dated October 11, 2023
by
INTERSTELLAR ACQUISITION INC.,
a wholly owned subsidiary of
ALFASIGMA S.P.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 8, 2023 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME,
ON NOVEMBER 7, 2023), UNLESS THE OFFER IS EXTENDED (SUCH DATE
AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 11, 2023
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated October 11, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Interstellar Acquisition Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Alfasigma S.p.A., an Italian società per azioni (joint stock company) (“Alfasigma”), to purchase all of the shares of common stock, par value $0.001 per share (the “Shares”), other than Shares held by Alfasigma, Purchaser or any of their direct or indirect wholly owned subsidiaries or by Intercept (the “Excluded Shares”), of Intercept Pharmaceuticals, Inc. (“Intercept”), that are issued and outstanding at a price of $19.00 per Share, net to the seller in cash, without interest (the “Offer Price”), less any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF INTERCEPT RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.
The price to be paid in the Offer is $19.00 per Share, net to you in cash, without interest, less any applicable withholding of taxes.

2.
The Offer is being made for all outstanding Shares, other than the Excluded Shares.

3.
The Offer is being made in connection with the Agreement and Plan of Merger, dated as of September 26, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Alfasigma, Purchaser and Intercept, pursuant to which, as soon as practicable following the time Purchaser accepts for payment Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Intercept (the “Merger”), with Intercept continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Alfasigma. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding of taxes, except for Shares then held by Alfasigma, Purchaser or their wholly owned subsidiaries or by Intercept, which Shares will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.
4.
After careful consideration, the board of directors of Intercept has, at a duly convened and held meeting: (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interest of, Intercept and its stockholders; (ii) declared it advisable to enter into the Merger Agreement; (iii) approved the execution, delivery and performance by Intercept of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger; (iv) agreed that the Merger shall be effected under Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”); and (v) agreed to recommend that the stockholders of Intercept accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5.
The Offer and withdrawal rights will expire at 12:00 midnight, Eastern Time, on November 8, 2023 (one minute after 11:59 p.m., Eastern Time, on November 7, 2023), unless the Offer is extended.

6.
The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) there shall have been validly tendered (and not validly withdrawn) Shares that, considered together with all other Shares (if any) beneficially owned by Alfasigma and its controlled affiliates, represent one (1) more Share than 50% of the total number of Shares outstanding as of the expiration of the Offer (excluding Shares tendered in the Offer pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee); (ii) the Merger Agreement shall not have been validly terminated in accordance with its terms; (iii) the expiration or termination of any waiting period applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) those other conditions set forth in the Merger Agreement (collectively, the “Offer Conditions”). After the Offer Acceptance Time and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Alfasigma, Purchaser and Intercept will cause the Merger to become effective without a meeting of the stockholders of Intercept in accordance with Section 251(h) of the DGCL.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such state and extend the Offer to holders of Shares in such state in compliance with applicable laws.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
INTERCEPT PAHRAMCEUTICALS, INC.
at
$19.00 Net per Share
Pursuant to the Offer to Purchase dated October 11, 2023
by
INTERSTELLAR ACQUISIITION INC.,
a wholly owned subsidiary of
ALFASIGMA S.P.A.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 11, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Interstellar Acquisition Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Alfasigma S.p.A., an Italian società per azioni (joint stock company) (“Alfasigma”), to purchase all of the shares of common stock, par value $0.001 per share (the “Shares”), of Intercept Pharmaceuticals, Inc., a Delaware corporation (“Intercept”), that are issued and outstanding, other than Shares held by Alfasigma, Purchaser or any of their direct or indirect wholly owned subsidiaries or by Intercept, at a price of $19.00 per Share, net to the seller in cash, without interest, less any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.
ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES*
The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 midnight, Eastern Time, on November 8, 2023 (one minute after 11:59 p.m., Eastern Time, on November 7, 2023), unless the Offer is extended.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))
Address
(Include Zip Code)
Area Code and Telephone No.
Taxpayer Identification or Social Security No.